UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

FIRSTFED FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRSTFED FINANCIAL CORP.

401 Wilshire Boulevard

Santa Monica, CA 90401-1490

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 20, 2005

NOTICE IS HEREBY GIVEN that an annual meeting of stockholders (the “Annual Meeting”) of FirstFed Financial Corp. (“FFC” or the “Company”) will be held in the Marquee Ballroom of the Doubletree Guest Suites at 1707 Fourth Street, Santa Monica, California 90401 on April 20, 2005 at 11:00 A.M., local time, for the following purposes:

(1)	To elect three Directors to hold office for a three-year term and until their successors are duly elected and qualified.

(2)	To ratify the appointment of Grant Thornton LLP as independent auditors of the Company for 2005.

(3)	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or adjournments thereof.

Your Board of Directors urges stockholders to vote FOR Items 1, 2, and 3.

These items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on March 1, 2005 are entitled to vote at the Annual Meeting or any adjournments thereof.

If you receive more than one proxy in separate mailings, it is an indication that your shares are registered differently in more than one account. All proxy cards received by you should be signed and mailed to ensure that all of your shares are voted.

By order of the Board of Directors

Ann E. Lederer
Corporate Secretary

Santa Monica, California

March 17, 2005

IMPORTANT

Whether or not you expect to attend in person, we urge you to vote your proxy at your earliest convenience by mail using the enclosed postage-paid reply envelope. This will ensure the presence of a quorum at the Annual Meeting and will save the Company the expense of additional solicitation. Sending in your proxy will not prevent you from voting your shares at the Annual Meeting if you desire to do so. You may revoke your proxy at any time before it is exercised by filing a written revocation or a duly executed proxy bearing a later date with the Secretary of the Company. If your shares are held in the name of a brokerage firm or nominee, you will need additional documentation from your record holder in order to vote personally at the Annual Meeting.

FIRSTFED FINANCIAL CORP.

401 Wilshire Boulevard

Santa Monica, California 90401-1409

PROXY STATEMENT

For 2005 Annual Meeting of Stockholders

To Be Held on April 20, 2005

INFORMATION RELATING TO VOTING AT THE ANNUAL MEETING.

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FirstFed Financial Corp. [“FFC”, and collectively with its subsidiary, First Federal Bank of California (“Bank”), the “Company”] for use at the Annual Meeting of Stockholders to be held on April 20, 2005, and at any adjournment thereof. The approximate date of mailing of the Notice, Proxy Statement and form of proxy for the Meeting is March 17, 2005.

Only those stockholders of record at the close of business on March 1, 2005 will be entitled to vote at the Annual Meeting. The Company had a total of 16,510,411 shares of common stock (“Company Stock”) outstanding at that date. Stockholders will be entitled to one vote for each share of Company Stock held by them of record at the close of business on the record date on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting.

All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no contrary instructions are given, proxies received will be voted in favor of the election of the three director nominees named in this Proxy Statement and in favor of the other proposals described herein. Abstentions and broker non-votes are counted for purposes of determining whether a quorum of stockholders is present at the Annual Meeting but are not considered as having voted for purposes of determining the outcome of a vote. Proxies solicited hereby may be voted for adjournment of the Annual Meeting (whether or not a quorum is present for the transaction of business) in order to permit further solicitation of proxies if the Board of Directors of the Company determines that such adjournment would be advisable in order to obtain sufficient votes for approval of the matters to be voted upon at the Annual Meeting.

If you are a participant in the First Federal Bank of California Employee Stock Ownership Plan and Trust (the “ESOP”), you may direct the trustee or plan administrator how to vote the number of shares allocated to your account. The proxy card indicates any Company Stock allocated to your account.

The Board of Directors does not know of any other business to be presented for action at the Annual Meeting. If any other business is properly presented at the Annual Meeting and may properly be voted upon, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named in such proxies. A stockholder proxy may be revoked at any time before it is voted at the Annual Meeting by giving written notice of such revocation to the Secretary of the Company (which notice may be given by the filing of a duly executed proxy bearing a later date) or by attending the Annual Meeting and voting in person.

The costs of this proxy solicitation will be paid by the Company. The Company has retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for a fee of $8,000 and reimbursement of reasonable out-of-pocket expenses. To the extent necessary, proxies may also be solicited by officers and other employees of the Company in person, by telephone, or through other forms of communication. Company personnel who participate in this solicitation will not receive any additional compensation for such solicitation. The Company will request record holders of shares beneficially owned by others to forward this Proxy Statement and related materials to the beneficial owners of such shares and will reimburse such record holders for their reasonable out-of-pocket expenses incurred in doing so.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The information set forth below is based upon filings as of February 14, 2005 made by the listed entity with the Securities and Exchange Commission (“SEC”). Except as set forth below, no person is known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Barclays Global Investors, N.A. Barclays Global Fund Advisors 45 Fremont Street San Francisco, CA 94105	1,840,889(1)	11.20%

(1)	According to a filing on Schedule 13G with the SEC dated February 14, 2005, Barclays Global Investors, N.A. has sole and dispositive voting power over 1,402,680 shares, and Barclays Global Fund Advisors has sole voting and dispositive power over 438,209 of these shares. According to the filing, Barclays Global Investors, a bank as defined in Section 3 (a) (6) of the Securities Exchange Act of 1934 (the “Exchange Act”), is the parent holding company of Barclays Global Fund Advisors, a bank as defined in Section 3 (a) (6) of the Securities Exchange Act of 1934. The filer is deemed to be the beneficial owner of the shares reported as a result of holding such shares in trust accounts for the economic benefit of the beneficiaries of those accounts.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of February 14, 2005, information concerning the beneficial ownership of shares of Company Stock by (i) Directors, (ii) the Company’s Chief Executive Officer, (iii) the other executive officers named in the executive compensation table set forth herein, and (iv) all current directors and executive officers as a group. The following summary is based on information furnished by the respective directors and officers. Unless otherwise indicated, each person listed has sole investment and voting power with respect to the shares indicated.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Options Exercisable(3)	Percentage of Class
Jesse Casso, Jr.	—	4,000	*
James P. Giraldin	34,426	60,042	*
Douglas J. Goddard	12,632	19,828	*
Christopher M. Harding	10,738	16,000	*
Babette E. Heimbuch	368,749	90,138	2.78%
Brad McCoy	1,642	2,105	*
Shannon Millard	35,425	7,125	*
William G. Ouchi	20,000	28,000	*
William P. Rutledge	5,100	36,000	*
Charles F. Smith	30,000	36,000	*
Steven L. Soboroff	1,750	4,000	*
John R. Woodhull	12,000	36,000	*
All Directors and Executive Officers as a Group (13 persons)	532,462	339,238	5.28%

*	Less than 1%
(1)	The number of shares shown for each person includes shares, if any, held beneficially or of record by the person’s spouse; voting and investment power of the shares indicated may also be shared by spouses.
(2)	Includes, with respect to the named executive officers and all executive officers as a group, shares held through the First Federal Bank of California Employee Stock Ownership Plan and Trust.
(3)	Includes shares of Company Stock subject to options which are exercisable within 60 days of February 14, 2005. The percentage of outstanding shares owned by holders of stock options was computed based upon the number of shares which would have been outstanding if such options had been exercised.

PROPOSAL 1

ELECTION OF DIRECTORS

The Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than seven and not more than fifteen Directors unless a greater number is fixed by the Board of Directors, that the Directors shall be divided into three staggered classes as nearly equal in number as possible, that each class of Directors shall be elected for the term of three years and that one class of Directors shall be elected annually. The class of Directors scheduled to be elected at the Annual Meeting is composed of three Directors who will be elected to serve a three year term until the annual meeting of stockholders in 2008 or until their successors are duly elected and qualified. The nominees receiving the highest number of votes, up to the number of Directors to be elected, shall be elected.

Set forth below are the names of the persons nominated by the Board of Directors for election as Directors at the Annual Meeting, as well as all other Directors, together with their ages, principal occupations and business experience during the last five years, present directorships and the year each first became a Director of the Bank and of the Company. All of the nominees are presently Directors. If any nominees should be unable to serve as a Director, the person or persons voting the proxies solicited hereby will select another nominee in his or her place. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE FOR NOMINEES

WILLIAM G. OUCHI, WILLIAM P. RUTLEDGE, AND CHARLES F. SMITH

Nominees for Election	Age	Position Held With Company	First Became Director(1)		Term to Expire(2)
William G. Ouchi	61	Director	1995		2008
William P. Rutledge	63	Director	1995		2008
Charles F. Smith	72	Director	1989		2008

Continuing Directors
Jesse Casso, Jr.	49	Director	2003	(3)	2006
James P. Giraldin	52	Director, President, Chief Operating Officer	2002		2007
Christopher M. Harding	52	Director	1984		2006
Babette E. Heimbuch	57	Director, Chairman of the Board, Chief Executive Officer	1986		2007
Steven L. Soboroff	56	Director	1991		2006
John R. Woodhull	71	Director	1988		2007

(1)	The date given is the earlier of the date such Director became a director of First Federal Bank of California or a Director of the Company.
(2)	Term of service if re-elected as a Director of the Company at the Annual Meeting.
(3)	Mr. Casso was elected by the Board to fill a vacancy by reason of an increase in the number of directors, to serve for a term expiring in 2006.

Jesse Casso, Jr. is Managing Member of Casmar Capital Partners, LLC. He was a Managing Director of Investment Banking of Merrill Lynch from 1996-2003. Prior to that he was an investment banker with Goldman, Sachs & Co. Mr. Casso serves on the Board of Directors of Entravision Communications Corporation, The California Endowment and the New America Alliance. Mr. Casso became a Director of the Bank and FFC in 2003.

James P. Giraldin joined the Company in 1992 as Executive Vice President/Chief Financial Officer. Prior to joining the Company, Mr. Giraldin was Chief Executive Officer of Irvine City Bank for five years. He previously served as Chief Financial Officer for two other savings and loan associations and was a certified public accountant with KPMG LLP. Mr. Giraldin was appointed Chief Operating Officer and Senior Executive Vice President of the Bank and FFC in 1997. Mr. Giraldin was appointed as President of the Company in April 2002. On January 25, 2002, Mr. Giraldin was elected by the Board of Directors to fill a Board vacancy effective April 24, 2002. Mr. Giraldin serves on the Board of Directors of the Federal Home Loan Bank of San Francisco, California Bankers Association and the Executive Board of the Boys and Girls Clubs of Santa Monica.

Christopher M. Harding is a principal in the law firm of Harding, Larmore, Kutcher & Kozal. He serves as a member of the Santa Monica Malibu Unified School District’s Financial Oversight Committee and its Facilities Committee, and is active in numerous civic and youth-serving organizations including the Santa Monica Chamber of Commerce, the Santa Monica Youth Athletic Foundation, Upward Bound House, Santa Monica Basketball Club, Community for Excellent Public Schools and the Boys & Girls Clubs of Santa Monica. He has served as a Director of the Bank since 1984, and of FFC since 1987.

Babette E. Heimbuch has been Chairman of the Board of Directors of the Company and the Bank since April 2002. Ms. Heimbuch has served as Chief Executive Officer of the Bank and FFC since January of 1997 and was Chief Operating Officer from 1989 to 1997. She joined the Bank in 1982 as Senior Vice President, Chief Financial Officer. She was appointed Executive Vice President in 1985, and was elected a Director of the Bank in 1986. In 1987 she was appointed Senior Executive Vice President of the Bank and of FFC and was elected a Director of FFC. Prior to joining the Bank, Ms. Heimbuch was employed by the accounting firm of KPMG LLP serving as the Audit Manager assigned to the Bank. Ms. Heimbuch serves on the Board of Directors of Water Pik Technologies, Inc. and Scope Industries. Ms. Heimbuch is also on the Board of Advisors of the Santa Monica-UCLA Medical Center.

William G. Ouchi is the Sanford and Betty Sigoloff Professor in Corporate Renewal for the John E. Anderson Graduate School of Management at the University of California, Los Angeles. In 1993 Dr. Ouchi was appointed to serve as special policy advisor to Los Angeles Mayor Richard J. Riordan, and from 1994 to 1995 was Mayor Riordan’s Chief of Staff. Dr. Ouchi has written numerous books and articles on business management and organization. Dr. Ouchi serves on the board of The Alliance for College-Ready Public Schools and an advisory board of the Commission on Presidential Debates. Dr. Ouchi also serves on the Board of Directors of AECOM, The Foundation for Cardiovascular Transplantation and Research, Sempra Energy, and Water-Pik Technologies Incorporated. He is also the Chairman of Independent Citizens for California’s Children. Dr. Ouchi became a Director of the Bank and FFC in 1995.

William P. Rutledge was, until his resignation in March 1997, President and Chief Executive Officer of Allegheny-Teledyne, Incorporated. He joined Teledyne in 1986. Mr. Rutledge serves on the boards of AECOM, Sempra Energy Corp., and Lafayette College, and is a Trustee of St. John’s Health Center. Mr. Rutledge became a Director of the Bank and FFC in 1995.

Charles F. Smith is president of Charles F. Smith & Company, Inc. He serves as a Director of Trans Ocean Distribution Ltd., Anworth Mortgage Asset Corp., SOLA, International, Inc., Worldwide Restaurant Concepts, Inc. and St. John’s Health Center. Mr. Smith became a Director of the Bank and FFC in 1989.

Steven L. Soboroff is President of Playa Vista, a real estate development corporation. He is Chairman Emeritus of Big Brothers and Big Sisters of Greater Los Angeles, Past President of the Recreation and Parks Commission for the City of Los Angeles and a former Senior Advisor to the Mayor of Los Angeles. Mr. Soboroff has been a Director of the Bank and FFC since 1991.

John R. Woodhull was President and Chief Executive Officer of Logicon, Inc., from 1969 to 1998. He serves on the boards of the Los Angeles Metropolitan YMCA and The Engineering Advisory Council of the University of Colorado. He also serves on the Advisory Board of Plant Equipment, Inc. Mr. Woodhull became a Director of the Bank and FFC in 1988.

Directors’ Compensation.

Officers of the Bank who are Directors receive no compensation for serving on the Board. Outside Directors of the Bank receive annual directors’ retainer fees of $24,840 and also receive meeting fees for each meeting attended with a maximum of $11,000 annually for attending all regular meetings of the Board (the number of regular meetings may vary slightly from year to year). Members of the Governance & Nominating Committee and the Compensation Committee of the Board receive $1,000 per meeting attended and the chairs of each committee receive an additional annual retainer fee of $3,000. Members of the Audit Committee receive $1,500 per meeting attended and the chair receives an additional retainer fee of $5,000. Directors of FFC receive no separate compensation.

Pursuant to the First Federal Bank of California 1997 Nonemployee Director Stock Incentive Plan, each nonemployee director receives an annual grant of nonstatutory stock options to acquire 4,000 shares of Company Stock. The options vest on the one-year anniversary of the grant date. During the year ended December 31, 2004, each director received options to acquire 4,000 shares of Company Stock, at an exercise price of $41.70 per share, the market value of the Company Stock on the date of grant. For additional information regarding the nonemployee directors stock option program, see the description below entitled “Stock Option and Stock Appreciation Rights Plans.”

Committees of the Board of Directors.

The Company has standing Audit, Executive Fair Lending/Community Reinvestment Act (“CRA”), Compensation and Governance & Nominating Committees. The Board of Directors has determined that each member of the Audit, Compensation and Governance & Nominating Committees meets the applicable laws and listing standards regarding “independence” and that each member is free of relationships that would interfere with the individual exercise of independent judgment.

The Audit Committee currently consists of Messrs. Rutledge (Chair), Ouchi, Smith and Woodhull, all of whom are nonemployee directors. The Board of Directors has determined that all members of the Audit Committee satisfy the financial literacy requirements of the New York Stock Exchange, and that Messrs. Rutledge, Smith and Woodhull qualify as “audit committee financial experts” as defined by the rules of the Securities and Exchange Commission. The Board of Directors has adopted a charter governing the duties and responsibilities of the Audit Committee. Pursuant to the charter, the functions performed by the Committee include:

•	providing direct communication between the Board of Directors and the Company’s internal and external auditors;

•	monitoring the design and maintenance of the Company’s system of internal accounting controls;

•	selection, evaluation, and, if necessary, replacement of the external auditors;

•	review of results of internal and external audits as to the reliability and integrity of financial and operating information and the systems established to monitor compliance with the Company’s policies, plans and procedures and with laws and regulations;

•	review of the relationships between the Company and the external auditors to determine the independence of the external auditors; and

•	The Committee also prepares the Audit Committee Report for inclusion in the Company’s proxy statement. The report of the Audit Committee is set forth in this Proxy Statement following the report of the Compensation Committee. During the year ended December 31, 2004, the Audit Committee held four meetings.

The Executive Fair Lending-CRA Committee held four meetings in 2004. Its responsibilities include monitoring the Bank’s CRA and fair lending activities, reporting to the Board on such activities and ensuring that the Bank complies with all directives from the Board of Directors. Members of the Committee are former Bank

Director June Lockhart (Chair) and Officers Darin Nishimura (CRA Officer), David Anderson, Randal Baker, Anthony Bosshardt, Marianne Evans, Ann Lederer, Brad McCoy, Shannon Millard, Diana Wright and Margaret Yancu.

The Compensation Committee, which held four meetings in 2004, currently consists of Directors Harding (Chair), Casso, Soboroff and Woodhull, all of whom are nonemployee directors. This Committee administers the Company’s salary and other compensation programs. See “EXECUTIVE COMPENSATION—Report of Board Compensation Committee.”

The Governance & Nominating Committee held two meetings in 2004. The Governance & Nominating Committee is responsible for recommending governance guidelines; establishing a continuous process to help the Board as a whole, as well as individual directors, become more valuable strategic assets of the Company; and identifying, evaluating and recommending director candidates. The Committee approved the nomination of the candidates reflected in Proposal 1. The Committee is authorized by its charter to engage its own advisors. The Governance & Nominating Committee is comprised of Directors Ouchi (Chair), Rutledge, Smith and Soboroff.

The Bylaws of FFC provide that only persons nominated in accordance with the procedures set forth therein shall be eligible for election as Directors. Stockholder nominations must be made pursuant to written notice received by FFC not less than 60 days nor more than 90 days prior to the scheduled date of the Annual Meeting. Such notice must state the nominee’s name, age and address (business and residence), the nominee’s principal occupation or employment, and the class and number of shares of Company Stock beneficially owned by the nominee on the date of the notice. The required notice must also disclose certain information relating to the nominee which would be required to be disclosed in a proxy statement and in certain other filings under the federal securities laws. In addition, the stockholder making the nomination must disclose his or her name and address as they appear on FFC’s books, the name and principal business or residence address of any other record or beneficial stockholders known by the nominating stockholder to support such nominee, and the class and number of shares of Company Stock beneficially owned by the nominating stockholder and any such supporting stockholders on the date of the notice.

The Governance & Nominating Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. Stockholder suggestions should be provided to the Committee in writing at least one hundred twenty (120) days prior to the date of the next scheduled annual meeting. Stockholders should include in such communications the name and biographical data, and the number of shares of Company stock owned for both the proposed candidate and the individual making the proposal, as well as information regarding the relationship between the proposed candidate and the individual making the proposal. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. The Governance & Nominating Committee considers stockholder nominees for director in the same manner as nominees for director from other sources. Stockholders may send any recommendations for director nominees or other communications to the Board of Directors or any individual director at the following address. All communications received are reported to the Board or the individual directors:

Board of Directors (or Governance & Nominating Committee or name of individual director)

c/o Corporate Secretary

FirstFed Financial Corp.

401 Wilshire Blvd.

Santa Monica, CA 90401

Attn: Stockholder - Board Communications

Attendance at Meetings. During 2004 there were ten meetings of the Board of Directors of the Bank and FFC. Each Director attended at least 75% of the aggregate number of such meetings and of the meetings of the Committee on which he or she served during the period during which he or she held a position on the Board. The

Company encourages all incumbent directors and director nominees to attend its annual meetings of stockholders. All Board members attended the Company’s 2004 annual meeting of stockholders.

Meetings of Non-Management Directors. The non-management directors of the Company meet separately on a regular basis, usually after each regular meeting of the Board. The non-management directors each serve as Presiding Director of such meetings on a rotating basis.

Information Relating to Executive Officers. Set forth below are the names and ages of the current executive officers of the Company, other than Ms. Heimbuch and Mr. Giraldin, together with the positions held by these persons.

Name	Age	Title
David W. Anderson	37	Executive Vice President/Chief Credit Officer
Douglas J. Goddard	51	Executive Vice President/Chief Financial Officer
Brad McCoy	36	Executive Vice President/Community Banking
Shannon Millard	41	Executive Vice President/Chief Residential Lending Officer

David W. Anderson joined the Company in July of 2004 as Executive Vice President/Chief Credit Officer. Mr. Anderson was formerly with Unicon Financial Services, Inc. for twelve years, most recently as Partner. During his last six months of employment with Unicon, Mr. Anderson served as acting Chief Credit Officer of Hawthorne Savings.

Douglas J. Goddard joined the Company in April of 1997. Previously, Mr. Goddard served as Controller of California United Bank. He has held positions at Security Pacific Bank, Community Bank, and KPMG LLP.

Brad McCoy joined the Company in February of 2002. Prior to joining the Company, Mr. McCoy was a founding partner of a company (RevenueLab) that specialized in go-to-market strategy and sales effectiveness. RevenueLab was acquired by Onyx Software in January 2001 where he served as the Vice President of Financial Services. He also worked with Wells Fargo Bank for over nine years, most recently as Senior Vice President/Division Manager of the Business Banking Group.

Shannon Millard joined the Company in 1992. In May 2004 she became the Bank’s Executive Vice President/Chief Residential Lending Officer. Ms. Millard was the Bank’s Executive Vice President/Chief Credit Officer from 1994 through May 2004. Ms. Millard was formerly with the Bank of California for six years, most recently as the Vice President in charge of Real Estate Services. Prior to that, Ms. Millard was with Sumitomo Bank.

EXECUTIVE COMPENSATION

The following SUMMARY COMPENSATION TABLE includes compensation for the years ended December 31, 2004, 2003, and 2002 for services in all capacities awarded to, earned by, or paid to the Company’s Chief Executive Officer and the four other most highly paid executive officers who were serving as executive officers at the end of 2004 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long Term Compensation
Name and Principal Position	Year	Salary $	Bonus(1) $	Other Annual Compensation(2)	Securities Underlying Options (#)	All Other Compensation ($) (3)
Babette E. Heimbuch Chief Executive Officer	2004 2003 2002	486,840 463,680 445,800	400,000 300,000 250,000	(2) (2) (2)	15,000 14,540 13,800	42,191 34,632 33,744

James P. Giraldin President and Chief Operating Officer	2004 2003 2002	365,100 347,700 334,320	320,000 250,000 224,970	(2) (2) (2)	10,000 9,810 9,300	42,191 34,632 33,744

Douglas G. Goddard	2004 2003 2002	190,680 184,200 178,920	66,738 39,139 39,129	(2) (2) (2)	3,600 3,265 4,000	39,673 32,370 30,894

Brad McCoy Executive Vice President	2004 2003 2002	230,004 204,000 159,874	212,232 70,329 56,356	(2) (2) (2)	3,600 6,525 4,000	42,191 34,632 4,814

Shannon Millard Chief Residential Lending Officer	2004 2003 2002	300,000 230,400 222,000	210,000 120,960 77,700	(2) (2) (2)	3,600 6,525 5,000	42,191 34,632 33,744

(1)	All bonuses are reported for the fiscal year for which they were earned. Bonuses are traditionally paid during the first quarter of the following fiscal year.
(2)	Perquisites and other personal benefits to each officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such officer. The Company maintains an egalitarian culture, and officers operate under the same policies and procedures as other Company employees. In particular, officers are subject to the same travel and other expense reimbursement policies as other employees and generally participate in the same benefit programs as other eligible employees.
(3)	Employee Stock Ownership Plan (“ESOP”) contributions and contributions by the Company under a matching program for the Company’s plan established pursuant to Section 401(k) of the Internal Revenue Code (the “401(k) Plan,” as more fully described below).

GRANTS OF OPTIONS IN 2004

Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Grant Date Present Value ($)(2)
Babette E. Heimbuch	15,000	15.03%	43.00	2/24/14	337,937
James P. Giraldin	10,000	10.02%	43.00	2/24/14	225,291
Douglas J. Goddard	3,600	3.61%	43.00	2/24/14	81,105
Brad McCoy	3,600	3.61%	43.00	2/24/14	81,105
Shannon Millard	3,600	3.61%	43.00	2/24/14	81,105

(1)

Options to purchase Company Stock were granted under the Employee Stock Plan (see below), which provides for the granting of options at an exercise price equal to the fair market value of the Company Stock on the grant date. All options granted become exercisable in installments beginning on the second anniversary date of the date of grant, and becoming 100% vested on the sixth anniversary date of the date of grant. The exercise price may be paid by delivery of already owned shares, subject to certain conditions. All options were granted for terms of 10 years, subject to earlier termination in certain events related to termination of employment.

(2)	Present value determinations were made using the Black-Scholes option-pricing model. There is no assurance that any value realized by optionees will be at or near the value estimated by the Black-Scholes model. The estimated present values under that model are based on a ten-year holding period, and on the following assumptions with respect to volatility and the risk-free rate, forfeitures percentage and dividend yield. Based upon the quarterly closing prices of the Company Stock from December 31, 1992, until the grant date of February 24, 2004, the model calculated the annualized volatility at 33%. For the risk-rate, the model uses the yield on a ten-year treasury note on January 31, 2004 of 4.15%. For the forfeiture percentage and the dividend yield, the model assumes zero.

AGGREGATED OPTION EXERCISES IN 2004 AND

YEAR-END OPTION VALUES

Name	Shares Acquired	Value Realized($) (1)	Number of Securities Underlying Unexercised Options at December 31, 2004 Exercisable/Unexercisable	Value of In-the Money Options at December 31, 2004 Exercisable/Unexercisable(2)
Babette E. Heimbuch	2,000	$81,110	74,430/67,700	$2,740,505/1,581,058
James P. Giraldin	20,000	$954,300	49,760/44,850	$1,839,506/1,039,293
Douglas J. Goddard	—	—	15.475/17,815	$539,390/427,774
Brad McCoy	—	—	800/13,325	$20,096/254,888
Shannon A. Millard	24,320	$881,840	1,820/23,085	$41,874/554,994

(1)	The value realized is the difference between the fair market value of the underlying stock at the time of exercise and the exercise price.
(2)	In accordance with the SEC’s rules, an option is “in-the-money” if the fair market value of the underlying shares exceeds the exercise price of the option. The values shown are calculated by subtracting the exercise price from the fair market value of the underlying Company Stock. For purposes of this table, fair market value is based on the market value at December 31, 2004 ($51.87 per share).

401(k) Retirement Plan. The Company makes available to its employees the opportunity to make tax-deferred contributions to a plan established under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). Participants are permitted to make contributions on a pre-tax basis up to the IRS limitation, a portion of which is matched by the Bank. For contributions made during 2005, one-half of an employee’s contribution (up to six percent of the employee’s compensation capped at $14,000) will be matched, up to a maximum match of $7,000. Contributions to the 401(k) Plan are not permitted to be invested in Company Stock.

Supplemental Executive Retirement Plan. The Bank has adopted a Supplemental Executive Retirement Plan (“SERP”) covering the Chief Executive Officer and Chief Operating Officer. The following table shows the estimated annual benefits payable upon retirement at age 60 to participants in the SERP for the indicated levels of average compensation and various periods of service, assuming no future changes in such plan and based upon the current formula.

SERP TABLE

Benefits at Age 60:

Final Five Year Average Salary and Cash Bonus	Years of Service
	20-29	30 or more
$300,000	225,000	250,000
350,000	262,500	262,500
400,000	300,000	300,000
450,000	337,500	337,500
500,000	375,000	375,000
550,000	412,500	412,500
600,000	450,000	450,000
650,000	487,500	487,500
700,000	525,000	525,000

*	Social security payments do not reduce the amounts to be paid under the SERP. Benefits under the SERP are reduced by Company-provided benefits under the 401(k) Plan and the Bank’s pension plan, which terminated in 1996.

Stock Option and Stock Appreciation Rights Plan. Options to purchase shares of the Company’s common stock are granted under the 1994 Stock Option and Stock Appreciation Rights Plan (“Employee Stock Plan”). Other than the option grants described above, no options were granted to the Named Executive Officers under the Employee Stock Plan during 2004.

Nonemployee directors of the Bank participate in the 1997 Nonemployee Directors Stock Incentive Plan (the “Directors Stock Plan”). The Directors Stock Plan permits the issuance of up to 400,000 shares of Company Stock. Annual grants of 4,000 shares are made to each of the nonemployee directors. All shares granted under the Directors Stock Plan vest on the first anniversary of the grant date.

Certain Relationships and Related Transactions. Loans to officers, directors and employees are made by the Bank in the ordinary course of business and, in the judgment of management, do not involve more than the normal risk of collectability. Directors, officers, and other employees of the Bank may obtain a loan under the Employee Loan Benefit Program (“ELBP”). To qualify under the ELBP, all real estate and home equity credit line loans are required to be secured by the employee’s residence. ELBP loans require ninety days of full-time employment with the Company. All ELBP loans are made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, except for the interest rates and loan fees charged.

ELBP real estate loans are written as adjustable mortgage loans (“AMLs”), and, for the first $450,000 of the loan amount, are modified while the person is employed by the Company as follows: for the first three months of the loan, the rate is approximately equal to (but not less than) the Bank’s cost of funds during the month prior to the loan approval. Thereafter, the interest rate adjusts monthly to a rate approximately equal to the Federal Home Loan Bank of San Francisco’s Eleventh District Cost of Funds.

TRANSACTIONS WITH MANAGEMENT

The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) generally prohibits loans by the Company to its executive officers and directors. However, Sarbanes-Oxley contains a specific exemption from this prohibition for loans made by the Bank in compliance with federal banking regulations. Under these regulations, loans or extensions of credit to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee. Additionally, such loans must not involve more than the normal risk of repayment or present other unfavorable features.

Pursuant to these regulations, the Bank makes loans and extensions of credit in the ordinary course of the Bank’s business to its executive officers, directors and employees. Home loans under the ELBP described above may be made at different rates than those offered to the general public; however, the Bank does not give preference to any director or officer over any other employee, and such loans do not involve more than the normal risk of repayment or present other unfavorable features. In addition, any loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to the person and his or her related interests, would be in excess of the greater of $25,000 or 5% of the Bank’s capital and surplus, up to a maximum of $500,000, must be approved in advance by a majority of the disinterested members of the Board of Directors of the Bank.

Employment Contracts, Termination of Employment and Change of Control Arrangements. The Company has entered into change of control agreements with certain of the Bank’s executive officers, including each of the Named Executive Officers. These agreements were entered into in order to retain executives during financial industry merger and acquisition transactions, provide a change in control severance arrangement consistent with the peer group, and better allow executives to concentrate on negotiating the best possible transaction and, if such a transaction occurs, restructuring a merged entity under these circumstances. If a “change of control” (as defined in the agreements) occurs within the “change of control period” (as defined in the agreements) the agreements will become effective. Upon becoming effective, the agreements provide for employment terms of up to three years and for compensation and other terms of employment at least as favorable as those during the twelve-month period prior to the effective date. Each of the agreements also provides for severance payments and other benefits in the event that the officer’s employment is terminated by the Bank other than for death, disability or “cause” (as defined in the agreements) or by the officer for “good reason” (as defined in the agreements). The agreements with the Named Executive Officers provide for a severance payment equal to three times the executive’s annual base salary, plus bonus, plus amounts representing the value of additional retirement and other benefits which would have accrued if the executive’s employment had continued for three additional years. These agreements also provide for continuation of other benefits for a period of three years and for the payment, under certain specific circumstances, of an additional amount to cover the federal excise tax imposed on some “golden parachute” payments. Other than described above, the Company has no employment agreements or severance agreements with any of the Named Executive Officers.

The Employee Stock Plan and the Directors Stock Plan provide for accelerated vesting of rights in the event of certain change of control events.

EQUITY COMPENSATION PLAN

The following table provides information as of December 31, 2004 with respect to compensation plans (including compensation arrangements) under which the Company’s equity securities are authorized for issuance. The Company has no Equity Compensation plans not approved by security holders.

	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options in column (a)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders
1) Employee	565,458	$23.98	2,047,289
2) Nonemployee Directors	160,000	$24.23	128,000
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	725,458	N/A	2,175,289

REPORT OF THE COMPENSATION COMMITTEE

OF

FIRSTFED FINANCIAL CORP.

Decisions on compensation of the Company’s executives are made by a four-member Compensation Committee composed entirely of nonemployee directors. Set forth below is the report submitted by Messrs. Harding (Chair), Rutledge, Soboroff and Woodhull addressing the Company’s compensation policies for 2004 as they affected Ms. Heimbuch (the Company’s Chief Executive Officer during 2004) and the Company’s other executive officers.

The Members of the Compensation Committee have the responsibility to oversee the Company’s various compensation plans, including its annual bonus plan, stock option programs, ESOP, 401(k) Plan and annual salary review. The Committee reviews compensation levels of all members of management, including executive officers, evaluates their performance, and considers officer succession and related matters. The Committee reviews with the Board all aspects of compensation for officers at the level of senior vice president or above, as well as reviewing bonus compensation for vice presidents and assistant vice presidents.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of the Compensation Committee was an employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship with the Company or its subsidiaries requiring disclosure, except as specifically described in this Proxy Statement.

Compensation Philosophy

The Compensation Committee’s executive compensation philosophy is to provide competitive levels of compensation, tie compensation levels and individual compensation to the Company’s operating performance and strategic direction, and assist the Company in attracting and retaining talented management by providing compensation reasonably comparable to that offered by the Company’s peer group.

The principal elements of the Company’s executive compensation are base salary, annual bonus and annual stock option awards. Each of these elements are discussed below. In reviewing and making recommendations as to overall levels of compensation, the Compensation Committee also takes into account deferred and non-cash benefits, including ESOP benefits, the SERP, and other benefits. Compensation has been and will continue to be structured so as to be tax deductible. The Company has established a 401(k) Plan for employee contributions with some matching employer contributions (see more detailed discussion above).

In general, the Company’s compensation programs have the overall goal of ensuring that employees’ interests are aligned with that of the Company as a whole. At the senior officer level, this is achieved by rewarding performance based upon measurable standards which are mutually determined by the officer and senior management as well as a discretionary component based on an assessment of the officer’s overall performance and contribution during the period under review. The incentive program for management consists of a potential combination of cash bonus and stock options.

At each level of management (e.g., executive vice president, senior vice president, etc.) a formula is established which allocates the cash bonus and stock option potential awards as percentages of total base salary. The Board may on occasion vary from this formula where warranted by an individual officer’s performance. In general, the potential cash bonus portion ranges from 15% to 50% of base salary, and is awarded based on achievement of stated goals, as well as a discretionary component. The stock option awards for officers typically vest 20% on the second anniversary date after the grant, an additional 40% on the fourth anniversary date, and the remaining 40% on the sixth anniversary date.

Base Salary

Executive officer base salaries are initially determined, but not established, by reference to the responsibilities and description of the position and competitive marketplace for executive talent for the responsibilities of the particular position. The Company’s Human Resources Department participates in, obtains information from, and analyzes the results of salary and benefits surveys conducted annually by various banking and human resource groups. The SNL Executive Compensation Review for Banks and Thrifts (“SNL Review”) is considered an effective tool to initiate the Compensation Committee review process since it utilizes information obtained from other banks and thrifts throughout the United States. The Company has utilized the SNL Review annually for over ten years. The Compensation Committee reviews the results of the annual survey to ensure that the Company’s salary grades and benefits are comparable to those provided by its peers. The Committee’s goal generally is to be within the 75th percentile of what it has determined to be the appropriate peer group as reported in the SNL review.

Annual salary adjustments are determined by evaluating the performance of the Company generally and the performance of each executive officer, taking into consideration annual inflation indices. In general, annual salary adjustments to base salary for executive officers for the year ended December 31, 2004 ranged from 0 percent to 10 percent.

Annual Bonuses

A portion of the annual compensation of each officer is based upon the performance of the Company, as well as the individual contribution of the officer to the Company’s performance. While corporate performance measures such as net income, earnings per common share, return on stockholders equity and return on average total assets are considered, the Committee does not apply a specific quantitative formula in making compensation decisions. Non-financial performance measures also may be included, such as product development, efficiency, client relations and employee relations. For 2004, the Board considered, among other things, the significant growth in mortgage lending, development of strategic plans for continued asset growth, and maintenance of excellent asset quality. For years in which the Company’s net earnings are significant, a large portion of an executive officer’s compensation may be determined by the Compensation Committee at the end of each year based upon the officer’s contribution to the Company’s performance during the year. For purposes of establishing the annual bonus pool, the Company’s performance is measured against earnings goals established prior to the commencement of each fiscal year by the Board.

For 2004, the Compensation Committee established a pool of funds based upon net earnings for the year. The Committee attributed these positive results in large part to significant growth in the Company’s adjustable mortgage loan assets; improved efficiencies and lower cost processes for residential loan origination; maintenance of high quality assets and a low non-performing assets ratio; and control of expenses. Accordingly, the Committee awarded cash bonuses for 2004 to executive management. Bonuses were also paid to other employees and officers pursuant to parameters established by the Compensation Committee and management.

Stock Options

The Compensation Committee believes that stock ownership by management and employees and performance-based compensation arrangements in the form of Company Stock are beneficial in ensuring that management’s interest in the Company’s performance corresponds to those interests of the Company’s stockholders. The Compensation Committee also believes that stock ownership helps attract and retain key executives. The Company awards stock options in furtherance of this philosophy.

Awards of stock options typically are made annually to officers at the level of assistant vice president and above. The awards are based upon a standardized dollar value at each participating level of responsibility and reflect the Compensation Committee’s determination of the appropriate incentive for that particular level of responsibility. Other stock option awards may be made to the officers of the Company from time to time.

Executive Officer Compensation

Ms. Heimbuch was named the Chief Executive Officer of the Company effective January 1, 1997. She served as President from 1989 until April, 2002. She was elected to the position of Chairman of the Board in April 2002. In reviewing Ms. Heimbuch’s compensation as Chief Executive Officer for 2004, the Compensation Committee looked at the Company’s overall financial health. In particular, the Compensation Committee reviewed the Company’s financial condition and results, progress in meeting strategic objectives, and size and complexity compared to similarly-situated publicly traded financial institutions. The Company’s performance in 2004 met the financial goals set at the beginning of the year. The Committee noted the efforts made by Ms. Heimbuch in managing the implementation of strategic goals with respect to historic asset growth in the area of mortgage loan originations, while improving operating efficiencies and asset quality. These efforts were reflected by an improved stock price. The Committee noted Ms. Heimbuch’s continuing public service to the community and industry.

The level of Ms. Heimbuch’s aggregate salary for 2004 was comparable to the Company’s performance ranking in relation to the peer groups (based on geographic location, asset size and levels of Return on Average Assets and Return on Average Equity) shown in the SNL Review. The other benefits received by Ms. Heimbuch are set forth in the Summary Compensation Table.

Compensation Committee:

Christopher M. Harding (Chair)

Jesse Casso, Jr.

Steven L. Soboroff

John R. Woodhull

AUDIT COMMITTEE REPORT

The Board has appointed an Audit Committee consisting of four directors. Each of the members of the Audit Committee is independent as defined under the New York Stock Exchange’s listing standards and under the Exchange Act. The Board has adopted and operates under a written charter with respect to the Audit Committee’s roles and responsibilities.

Among other things, the Audit Committee has the delegated authority to provide independent, objective oversight of the Company’s internal and independent auditors and matters relating to accounting, financial reporting, internal controls and auditing. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee periodically reviews the Company’s internal auditing, accounting and financial controls and policies governing compliance with laws, regulations, rules of ethics and conflicts of interest.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2004 with the Company’s management and Grant Thornton LLP, its independent auditors. The Audit Committee also discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee discussed the independence of Grant Thornton LLP with that firm.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that, and the Board approved, the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee and the Board also have recommended, subject to stockholder approval, the selection of Grant Thornton LLP as the Company’s independent auditors for fiscal 2005.

Respectfully Submitted,

THE AUDIT COMMITTEE

William P. Rutledge (Chair)

William G. Ouchi

Charles F. Smith

John R. Woodhull

INDEPENDENT PUBLIC ACCOUNTANTS

Information Regarding the Company’s Independent Auditors

Upon recommendation of its Audit Committee, the Board of Directors has appointed Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005.

Effective September 2, 2004, based on a recommendation of the Audit Committee of our Board of Directors, we dismissed our independent public accountants, KPMG LLP. KPMG LLP’s reports on our financial statements for the past two fiscal years ended December 31, 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended December 31, 2003 and during the subsequent interim period through the date of dismissal, September 2, 2004, there were not any disagreements between us and KPMG LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, or any reportable events as defined under Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

A copy of a letter addressed to the Securities and Exchange Commission from KPMG LLP stating that it agrees with the above statements is attached hereto as Appendix A.

Also effective September 2, 2004, based upon a recommendation of the Audit Committee of our Board of Directors, we engaged the firm of Grant Thornton LLP to be our independent registered public accounting firm. We did not consult Grant Thornton LLP prior to September 2, 2004 with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or concerning any disagreement or reportable event with KPMG LLP.

Independent Auditors’ Fees

The following table sets forth the aggregate fees billed for services rendered to the Company for the fiscal year ended December 31, 2004 by KPMG LLP and Grant Thornton LLP, and for the fiscal year ended December 31, 2003 by KPMG, LLP.

	2004	2003
Audit Fees(1):	$406,678	$137,000
Audit-Related Fees(2):	$—	$28,000
Tax Fees(3):	$—	$—
All Other Fees(4):	$—	$—

Total Fees:	$406,678	$165,000

(1)	Audit Fees represent aggregate fees charged in 2003 and 2004 for annual audits and quarterly reviews. Audit Fees in 2004 also include audit services related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002. KPMG LLP performed services in 2004 related to the review of the financials for the first two quarters and other services rendered in connection with SEC filings.
(2)	Audit-Related Fees consist of aggregate fees charged for assurance and related services that are reasonably related to the performance of the audit and are not reported as Audit Fees.
(3)	Tax Fees consists of aggregate fees charged for professional services for tax compliance, tax advice, and tax planning.
(4)	All Other Fees represent aggregate fees charged for products and services other than those services previously reported.

Grant Thornton has not been approved by the Audit Committee to perform any non-audit services during fiscal 2005.

Audit Committee Preapproval Policy

All services to be performed for the Company by Grant Thornton must be preapproved by the Audit Committee or a designated member of the Audit Committee. The Audit Committee has adopted a Preapproval Policy, a description of which is attached as Appendix B.

PERFORMANCE GRAPH

Set forth below is a stock performance graph comparing the yearly total return on the Company Stock commencing with the closing price on January 1, 2000, with (a) the cumulative total return on stocks included in the Industry Group 419 – Savings and Loan Index, prepared and published by Media General Financial Services, and (b) the cumulative total return on stocks included in the NYSE Market Index, prepared and published by The New York Stock Exchange.

COMPARE 5-YEAR COMULATIVE TOTAL RETURN

AMONG FIRSTFED FINANCIAL CORP.,

NYSE MARKET INDEX AND MG GROUP INDEX

It should be noted that this graph represents historical stock price performance and is not necessarily indicative of any future stock price performance. The Company will not make or endorse any predictions as to the future stock performance.

THE FOREGOING REPORTS OF THE BOARD COMPENSATION COMMITTEE AND THE BOARD AUDIT COMMITTEE, AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORTS, SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

PROPOSAL 2

APPOINTMENT OF INDEPENDENT AUDITORS

Grant Thornton LLP was appointed as the independent auditors of the Bank in August, 2004, and upon recommendation of the Audit Committee, has been appointed by the Board of Directors as the auditor of the Company for 2005. The stockholders of the Company are requested to ratify this appointment. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2005.

SECTION 16 (a)

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 (a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than ten percent (10%) of the Company’s stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16 (a) forms they file.

Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent (10%) beneficial owners were satisfied, except that each of the Company’s executive officers inadvertently made one late filing on Form 4 covering the grant of stock options to them on February 24, 2004.

CORPORATE GOVERNANCE; AVAILABILITY OF INFORMATION

The Company has adopted Corporate Governance Principles and Practices in 2004, which are regularly reviewed by the Governance and Nominating Committee. The Board of Directors has adopted a Code of Ethical Conduct for all employees, including its directors and officers, of the Company. The Code of Ethical Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interests. Under the Code of Ethical Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code. In order to encourage compliance with the Code of Ethical Conduct, the Company has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Company’s Code of Ethical Conduct prohibits retaliation against anyone who reports actual or apparent violations of the Code.

Stockholders may access the Company’s Corporate Governance Principles, the current charters for the Audit, Compensation and Governance & Nominating Committees, and the Company’s Code of Ethical Conduct in the About Us—Investor Information section of the Company’s website at www.firstfedca.com. Any stockholder wishing a written copy of any of these documents may obtain one at no charge by written request to the Company’s Secretary.

STOCKHOLDER PROPOSALS

Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company’s 2006 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of the Company on or before November 18, 2005. Such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission. Stockholder proposals not included in the Company’s 2006 proxy solicitation materials must, in order to be considered at the 2006 Annual Meeting, be submitted in writing to the Secretary of the Company by no earlier than January 27, 2006 nor later than February 24, 2006.

The Board of Directors of the Company will review any stockholder proposals which are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2006 proxy solicitation materials for consideration at the 2006 Annual Meeting.

ANNUAL REPORT

UPON WRITTEN REQUEST OF ANY STOCKHOLDER SOLICITED HEREBY, THE COMPANY WILL PROVIDE FREE OF CHARGE A COPY OF ITS 2004 ANNUAL REPORT ON FORM 10-K WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE DIRECTED TO SECRETARY, FIRSTFED FINANCIAL CORP., 401 WILSHIRE BLVD., SANTA MONICA, CALIFORNIA 90401.

The Company make available free of charge its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after filing on or through the Company’s website at www.firstfedca.com.

By Order of the Board of Directors

Ann E. Lederer, Corporate Secretary

APPENDIX A

September 8, 2004

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for FirstFed Financial Corp. and, under the date of January 28, 2004, we reported on the consolidated financial statements of FirstFed Financial Corp. as of and for the years ended December 31, 2003 and 2002. On September 2, 2004, our appointment as principal accountants was terminated. We have read FirstFed Financial Corp.’s statements included under Item 4.01(b) of its Form 8-K dated September 8, 2004, and we agree with the statements contained in paragraph (b), except that we are not in a position to agree or disagree with FirstFed Financial Corp.’s statements that the change was approved by the Board of Directors.

Very truly yours,

KPMG LLP

APPENDIX B

The purpose of the pre-approval policy is to assure that the Audit Committee (the “Committee”) of the Board of Directors of FirstFed Financial Corp. (the “Company”) pre-approve all permissible non-audit services, and all audit, review or attest engagements required under the securities laws. The rules require that before the accountant is engaged by the Company or its subsidiaries to render the service, the engagement is approved by the Committee or entered into pursuant to pre-approval policies and procedures established by the Committee, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service, and such policies and procedures do not include delegation of the Committee’s responsibilities to management.

Accordingly, the Committee has adopted, and the Board of Directors has ratified, the Audit and Non-Audit Services Pre-Approval Policy (the “Policy”), which sets forth the procedures by which the Committee intends to fulfill its responsibilities. The following is a description of the Policy.

General Procedures

Unless a type of service to be provided by the independent auditor has received general pre-approval by the Committee, it will require specific pre-approval by the Committee. Any proposed services exceeding pre-approval cost levels will require specific pre-approval by the Committee.

The term of any general pre-approval is 12 months from the date of pre-approval, unless the Committee specifically provides for a different period.

The Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Committee.

The Committee will revise the list of general pre-approved services from time to time, based on subsequent determinations.

The Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

Delegation

The Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Committee at its next scheduled meeting.

Audit Services

The annual audit services engagement terms and fees will be subject to specific pre-approval of the Committee. Audit services include the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures performed by the independent auditor so that the independent auditor may form an opinion on the Company’s consolidated financial statements.

Other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review.

Audit services also include the attestation engagement for the independent auditor’s report on management’s report on internal controls over financial reporting.

The Committee will monitor the audit services engagement as necessary, but no less than on a quarterly basis. Also, the Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in the audit scope, Company structure or other items.

In addition to the annual audit services engagement specifically approved by the Committee, the Committee may grant general pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide. Other audit services may include statutory audits, services associated with SEC registration statements, and other like services.

Audit-Related Services

Audit-related services are services that are reasonably related to the performance of the audit or review of the Company’s financial statements or are traditionally performed by the independent auditor. Because the Committee believes that the provision of audit-related services does not impair the independence of the auditor and is consistent with the SEC’s rules on auditor independence, the Committee may grant general pre-approval to audit-related services.

Tax Services

Although the SEC has stated that the independent auditor can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence, the Committee and the Company have, for several years, segregated this function from the independent auditor. The Committee will address this matter if circumstances should change.

Ernst and Young is the Company’s current provider of tax services.

All Other Services

The Committee believes that certain types of non-audit services are compatible with the independence of the auditor. Accordingly, the Committee may grant general pre-approval to those permissible non-audit services classified as all other services that it believes are routine and recurring services, and would not impair the independence of the auditor.

The SEC’s rules that specifically prohibit the independent auditor from providing specific non-audit services, such as bookkeeping, legal services, etc., are listed in Exhibit 1. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

Pre-Approval Fee Levels

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be established annually by the Committee. Any proposed services exceeding these levels will require specific pre-approval by the Committee.

Procedures

Requests or applications to provide services that require specific approval by the Committee will be submitted to the Committee by both the independent auditor and the Chief Financial Officer (the “CFO”), and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

All requests or applications for services to be provided by the independent auditor that do not require specific approval by the Committee will be submitted to the Chief Internal Auditor (the “internal auditor”) and must include a detailed description of the services to be rendered. The internal auditor will determine whether such services are included within the list of services that have received the general pre-approval of the Committee.

The Committee will be informed on a timely basis of any such services rendered by the independent auditor.

The Committee has chosen the internal auditor to monitor the performance of all services provided by the independent auditor and to determine whether such services are in compliance with this policy. The internal auditor will report to the Committee on a periodic basis on the results of his/her monitoring.

Both the internal auditor and management will immediately report to the Chairman of the Committee any breach of this policy that comes to the attention of the internal auditor or any member of management.

The Committee will also review the internal auditor’s annual internal audit plan to assure that the plan provides for the monitoring of the independent auditor’s services.

Exhibit 1—Prohibited Non-Audit Services

Section 201(a) of the Sarbanes-Oxley Act of 2002 states that it shall be unlawful for a registered public accounting firm that performs an audit of an issuer’s financial statements (and any person associated with such a firm) to provide to that issuer, contemporaneously with the audit, any non-audit services, including the nine categories of services set forth in the Act.

1.	Bookkeeping or other services related to the accounting records or financial statements of the audit client

2.	Financial information systems design and implementation

3.	Appraisal or valuation services, fairness opinions or contribution-in-kind reports

4.	Actuarial services

5.	Internal audit outsourcing services

6.	Management functions

7.	Human resources

8.	Broker-dealer, investment adviser or investment banking services

9.	Legal services

10.	Expert services unrelated to the audit

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY FIRSTFED FINANCIAL CORP.
		For	With- hold	For all Except

Proxy for Annual Meeting—April 20, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Babette E. Heimbuch and James P. Giraldin, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote as designated herein all shares of Common Stock of FirstFed Financial Corp. held of record by the undersigned on March 1, 2005, at the annual meeting of stockholders to be held on April 20, 2005, or any adjournment thereof. A vote FOR nominees Ouchi, Rutledge and Smith, and FOR Proposals 2 and 3 is recommended by the Board of Directors.

	1. ELECTION OF DIRECTORS (except as marked to the contrary below): Terms as Directors expiring 2008: William G. Ouchi,William P. Rutledge and Charles F. Smith	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
		For	Against	Abstain
	2. Ratification of Grant Thornton LLP as the Company’s independent auditors for 2005.	☐	☐	☐
3. In their discretion, the proxies are authorized to vote upon such other business that may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE DIRECTORS NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

Please be sure to sign and date this Proxy in the box below. Date

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name, by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Stockholder sign above—Co-holder (if any) sign above

é Detach above card mark, sign, date and mail using the enclosed envelope provided. é

FIRSTFED FINANCIAL CORP.

401 Wilshire Boulevard, Santa Monica, California 90401

PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.